Exhibit 21.1

                        AUTOTOTE CORPORATION SUBSIDIARIES

Autotote Management Corporation (Delaware)  (100%)

Newark Holdings, Inc. (Delaware) (100%)
     Autotote Systems, Inc. (Delaware) (100%)
       Autotote International, Inc. (Delaware)  (100%)
       Autotote Canada Inc. (Ontario) (100%)
       Autotote Worldwide, Limited (Non-Resident Ireland (Bermuda)) (99%,1% NHI)
            Autotote Worldwide Services, Limited  (Ireland)  (100%)

Autotote Enterprises, Inc. (Connecticut) (100%)

Autotote Keno Corporation  (Nebraska) (100%)
     Big Red Lottery Services, Ltd. (Nebraska) (20%)
     Lincoln's Big Red Lottery Services, Ltd. (Nebraska) (20%)
     Gretna's Big Red Lottery Services, Ltd. (Nebraska) (20%)

Autotote Lottery Corporation (Delaware) (100%)
     Autotote Lottery Canada Inc. (Ottawa) (100%)
     Autotote Israel Ltd. (Israel) (80%)

Autotote Europe GmbH (Germany) 100%
     TEK Turfelektronik GmbH (Germany) (100%)
         DATEK Toto Dienstielstung GmbH (Germany) (50%)
         TEK Totalisatorservice GmbH (Germany) (50%)
     ETAG Electronic Totalisator GesMBH  (Austria) (100%)
     Autotote Europe Communications Services GmbH (Germany) 100%

Autotote Communication Services, Inc. (Delaware) (100%)

Marvin H. Sugarman Productions, Inc. (New York) (100%)
     SJC Video Corporation (Delaware) (100%)

Racing Technology, Inc. (New York) (100%)

ACRA Acquisition Corp. (New Jersey) 100%

SOFINAX (France) (100%)
     SEPMO (France) (100%)
     SASO (France) (100%)

Autotote Mexico, Ltd. (Delaware) (100%)

Autotote Panama, Inc. (Panama) (100%)

Autotote Nederland B.V. (Netherlands) (100%)
     Autotote Banen B.V. (Netherlands) (100%)

Autotote Gaming, Inc. (Nevada) (100%)